Exhibit 99.1
News Release
Pentair Reports Third Quarter 2018 Results

•	Third quarter sales of $711 million.

•	Third quarter GAAP EPS of $0.52 and adjusted EPS of $0.54.

•
The company updates its 2018 GAAP EPS from continuing operations guidance to approximately $1.83 and on an adjusted basis to approximately $2.33. This reflects the separation of its Electrical business, on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 23, 2018— Pentair plc (NYSE: PNR) today announced third quarter 2018 sales of $711 million. Sales were up 3 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 6 percent in the third quarter. Third quarter 2018 earnings per diluted share from continuing operations (“EPS”) were $0.52 compared to $0.27 in the third quarter of 2017. On an adjusted basis, the company reported EPS of $0.54 compared to $0.49 in the third quarter of 2017. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Third quarter 2018 operating income was $108 million, up 6 percent compared to operating income for the third quarter of 2017, and return on sales (“ROS”) was 15.2 percent, an increase of 40 basis points when compared to the third quarter of 2017. On an adjusted basis, the company reported segment income of $122 million for the third quarter, up 1 percent compared to segment income for the third quarter of 2017, and ROS was 17.1 percent, a decrease of 40 basis points when compared to the third quarter of 2017.
Net cash provided by operating activities of continuing operations was $121 million and free cash flow from continuing operations was $108 million for the quarter.
Pentair paid a regular cash dividend of $0.175 per share in the third quarter of 2018. Pentair previously announced on September 18, 2018 that its Board of Directors approved a regular cash dividend of $0.175 per share for the fourth quarter of 2018. Adjusted for the spin-off of nVent Electric plc, 2018 marks the 42nd consecutive year that Pentair has increased its dividend.
“Pentair delivered another strong operating quarter consistent with expectations, led by 6 percent core growth and double-digit adjusted EPS growth,” said John L. Stauch, Pentair President and Chief Executive Officer. “All three of our segments contributed to the strong top line performance with Aquatic Systems setting a new standard of core growth driven by new product introductions and further penetration of connected products within the five million installed in-ground pools. We generated strong free cash flow, purchased another $100 million of shares, and still have a very healthy balance sheet for potential tuck-in and bolt-on acquisitions aligned with our key growth initiatives of advancing pool growth and accelerating residential and commercial water treatment.”

OUTLOOK
The company updates its estimated 2018 GAAP EPS from continuing operations to approximately $1.83 and on an adjusted EPS basis to approximately $2.33. The company updates its full year 2018 sales guidance to $2.96 billion, up 4 to 5 percent on a reported and core basis, respectively, over 2017. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.
In addition, the company introduces fourth quarter 2018 GAAP EPS from continuing operations guidance of approximately $0.55 and on an adjusted EPS basis of approximately $0.59. The company expects fourth quarter sales to be approximately $736 million, up 1 to 2 percent on a reported basis and up 4 to 5 percent on a core basis compared to fourth quarter 2017. This full year and fourth quarter 2018 outlook reflects the separation of the Electrical business on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

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EARNINGS CONFERENCE CALL
Pentair President and CEO John L. Stauch and Chief Financial Officer Mark C. Borin will discuss the company’s third quarter 2018 results on a two-way conference call with investors at 8:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This presentation contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to realize the anticipated benefits from the separation of nVent Electric plc from Pentair (the “Separation”); adverse effects on our business operations or financial results and the market price of our shares as a result of the consummation of the Separation; the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices, including the impact of tariffs; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements speak only as of the date of this presentation. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water, reduce water consumption, and recover and reuse it.  Whether it’s improving, moving or helping people enjoy water, we help manage the world’s most precious resource.

With approximately 130 locations in 34 countries and 10,000 employees, we believe that the future of water depends on us. Our 2017 revenue was $2.8 billion, and we trade under the ticker symbol PNR. To learn more, visit www.Pentair.com.

PENTAIR CONTACTS:
Jim Lucas Rebecca Osborn
Senior Vice President, Investor Relations and Treasurer Senior Manager, External Communications
Direct: 763-656-5575 Direct: 763-656-5589
Email: jim.lucas@pentair.com Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net sales	$711.4	$687.6	$2,224.6	$2,124.9
Cost of goods sold	467.6	451.1	1,444.9	1,391.1
Gross profit	243.8	236.5	779.7	733.8
% of net sales	34.3%	34.4%	35.0%	34.5%
Selling, general and administrative	116.3	116.8	399.0	386.2
% of net sales	16.3%	17.0%	17.9%	18.2%
Research and development	19.1	17.9	57.0	54.7
% of net sales	2.7%	2.6%	2.6%	2.6%
Operating income	108.4	101.8	323.7	292.9
% of net sales	15.2%	14.8%	14.6%	13.8%
Other (income) expense:
Loss on sale of business	0.2	3.8	6.4	3.8
Loss on early extinguishment of debt	—	—	17.1	101.4
Other (income) expense	2.1	1.1	(1.7)	3.2
Net interest expense	4.3	13.9	27.9	74.2
% of net sales	0.6%	2.0%	1.3%	3.5%
Income from continuing operations before income taxes	101.8	83.0	274.0	110.3
Provision for income taxes	10.6	34.1	46.5	52.1
Effective tax rate	10.4%	41.1%	17.0%	47.2%
Net income (loss) from continuing operations	91.2	48.9	227.5	58.2
Income from discontinued operations, net of tax	18.9	78.2	27.0	219.8
Gain (loss) from sale of discontinued operations, net of tax	—	(1.7)	—	198.9
Net income	$110.1	$125.4	$254.5	$476.9
Earnings per ordinary share
Basic
Continuing operations	$0.52	$0.27	$1.29	$0.32
Discontinued operations	0.11	0.42	0.15	2.30
Basic earnings per ordinary share	$0.63	$0.69	$1.44	$2.62
Diluted
Continuing operations	$0.52	$0.27	$1.28	$0.32
Discontinued operations	0.11	0.41	0.15	2.28
Diluted earnings per ordinary share	$0.63	$0.68	$1.43	$2.60
Weighted average ordinary shares outstanding
Basic	174.3	181.5	176.8	181.7
Diluted	175.7	183.5	178.5	183.7
Cash dividends paid per ordinary share	$0.175	$0.345	$0.875	$1.035

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$64.7	$86.3
Accounts and notes receivable, net	402.4	483.1
Inventories	387.3	356.9
Other current assets	135.2	114.5
Current assets held for sale	—	708.0
Total current assets	989.6	1,748.8
Property, plant and equipment, net	274.2	279.8
Other assets
Goodwill	2,097.0	2,112.8
Intangibles, net	289.4	321.8
Other non-current assets	159.3	180.9
Non-current assets held for sale	—	3,989.6
Total other assets	2,545.7	6,605.1
Total assets	$3,809.5	$8,633.7
Liabilities and Equity
Current liabilities
Accounts payable	$261.3	$321.5
Employee compensation and benefits	85.0	115.8
Other current liabilities	361.1	401.3
Current liabilities held for sale	—	360.8
Total current liabilities	707.4	1,199.4
Other liabilities
Long-term debt	798.8	1,440.7
Pension and other post-retirement compensation and benefits	109.8	96.4
Deferred tax liabilities	106.3	108.6
Other non-current liabilities	207.0	213.8
Non-current liabilities held for sale	—	537.0
Total liabilities	1,929.3	3,595.9
Equity	1,880.2	5,037.8
Total liabilities and equity	$3,809.5	$8,633.7

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2018	September 30, 2017
Operating activities
Net income	$254.5	$476.9
Income from discontinued operations, net of tax	(27.0)	(219.8)
Gain from sale of discontinued operations, net of tax	—	(198.9)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(7.1)	(0.9)
Depreciation	36.9	38.4
Amortization	27.0	27.2
Deferred income taxes	(4.1)	(3.0)
Loss on sale of business	6.4	3.8
Share-based compensation	16.4	32.2
Loss on early extinguishment of debt	17.1	101.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	73.5	66.9
Inventories	(36.3)	(16.0)
Other current assets	(11.0)	(12.9)
Accounts payable	(60.1)	(61.0)
Employee compensation and benefits	(25.4)	(17.3)
Other current liabilities	27.7	(54.3)
Other non-current assets and liabilities	10.7	(15.1)
Net cash provided by (used for) operating activities of continuing operations	299.2	147.6
Net cash provided by (used for) operating activities of discontinued operations	(14.6)	214.2
Net cash provided by (used for) operating activities	284.6	361.8
Investing activities
Capital expenditures	(33.8)	(25.4)
Proceeds from sale of property and equipment	(0.4)	3.2
(Payments due to) proceeds from the sale of businesses, net	(12.8)	2,764.0
Acquisitions, net of cash acquired	(0.9)	(45.9)
Net cash provided by (used for) investing activities of continuing operations	(47.9)	2,695.9
Net cash provided by (used for) investing activities of discontinued operations	(7.1)	(41.3)
Net cash provided by (used for) investing activities	(55.0)	2,654.6
Financing activities
Net repayments of short-term borrowings	—	(0.8)
Net receipts (repayments) of commercial paper and revolving long-term debt	46.0	(842.3)
Repayments of long-term debt	(675.1)	(2,009.3)
Debt issuance costs	(2.0)	—
Premium paid on early extinguishment of debt	(16.0)	(94.9)
Transfer of cash to nVent	(74.2)	—
Distribution of cash from nVent	993.6	—
Shares issued to employees, net of shares withheld	16.0	34.3
Repurchases of ordinary shares	(400.0)	(100.0)
Dividends paid	(156.7)	(188.9)
Net cash provided by (used for) financing activities	(268.4)	(3,201.9)
Change in held for sale cash	27.0	(5.6)
Effect of exchange rate changes on cash and cash equivalents	(9.8)	55.5
Change in cash and cash equivalents	(21.6)	(135.6)
Cash and cash equivalents, beginning of period	86.3	216.9
Cash and cash equivalents, end of period	$64.7	$81.3

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Nine months ended
In millions	September 30, 2018	September 30, 2017
Net cash provided by (used for) operating activities of continuing operations	$299.2	$147.6
Capital expenditures	(33.8)	(25.4)
Proceeds from sale of property and equipment	(0.4)	3.2
Free cash flow from continuing operations	$265.0	$125.4
Net cash provided by (used for) operating activities of discontinued operations	(14.6)	214.2
Capital expenditures of discontinued operations	(7.4)	(31.9)
Proceeds from sale of property and equipment of discontinued operations	2.3	4.2
Free cash flow	$245.3	$311.9

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2018
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Aquatic Systems	$240.4	$276.2	$232.7	$749.3
Filtration Solutions	251.6	262.1	240.4	754.1
Flow Technologies	240.3	241.9	238.0	720.2
Other	0.3	0.4	0.3	1.0
Consolidated	$732.6	$780.6	$711.4	$2,224.6
Segment income (loss)
Aquatic Systems	$60.0	$79.6	$59.9	$199.5
Filtration Solutions	33.7	52.3	38.4	124.4
Flow Technologies	38.7	44.4	36.6	119.7
Other	(15.4)	(12.2)	(13.1)	(40.7)
Consolidated	$117.0	$164.1	$121.8	$402.9
Return on sales
Aquatic Systems	25.0%	28.8%	25.7%	26.6%
Filtration Solutions	13.4%	20.0%	16.0%	16.5%
Flow Technologies	16.1%	18.4%	15.4%	16.6%
Consolidated	16.0%	21.0%	17.1%	18.1%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2017
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Aquatic Systems	$222.5	$253.7	$211.8	$688.0
Filtration Solutions	230.8	263.8	242.4	737.0
Flow Technologies	229.6	236.2	233.0	698.8
Other	0.4	0.3	0.4	1.1
Consolidated	$683.3	$754.0	$687.6	$2,124.9
Segment income (loss)
Aquatic Systems	$55.5	$74.3	$53.1	$182.9
Filtration Solutions	24.0	49.0	40.4	113.4
Flow Technologies	33.1	40.3	39.3	112.7
Other	(15.6)	(12.0)	(12.6)	(40.2)
Consolidated	$97.0	$151.6	$120.2	$368.8
Return on sales
Aquatic Systems	24.9%	29.3%	25.1%	26.6%
Filtration Solutions	10.4%	18.6%	16.7%	15.4%
Flow Technologies	14.4%	17.1%	16.9%	16.1%
Consolidated	14.2%	20.1%	17.5%	17.4%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Net sales	$732.6	$780.6	$711.4	approx	$736	approx	$2,961
Operating income	92.7	122.6	108.4	approx	125	approx	449
% of net sales	12.7%	15.7%	15.2%	approx	17%	approx	15%
Adjustments:
Restructuring and other	5.6	25.0	3.5	approx	—	approx	34
Intangible amortization	9.3	9.1	8.6	approx	9	approx	36
Corporate allocations	8.8	2.2	—	approx	—	approx	11
Equity income of unconsolidated subsidiaries	0.6	5.2	1.3	approx	1	approx	8
Segment income	117.0	164.1	121.8	approx	135	approx	538
Return on sales	16.0%	21.0%	17.1%	approx	18%	approx	18%
Net income from continuing operations—as reported	58.4	77.9	91.2	approx	98	approx	326
Loss on sale of business	5.3	0.9	0.2	approx	—	approx	6
Loss on early extinguishment of debt	—	17.1	—	approx	—	approx	17
Interest expense adjustment	6.0	2.4	—	approx	—	approx	8
Pension mark-to-market loss	—	—	2.2	approx	—	approx	2
Adjustments to operating income	23.7	36.3	12.1	approx	9	approx	81
Income tax adjustments	(4.5)	(7.1)	(10.3)	approx	(2)	approx	(24)
Net income from continuing operations—as adjusted	$88.9	$127.5	$95.4	approx	$105	approx	$416
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.32	$0.44	$0.52	approx	$0.55	approx	$1.83
Adjustments	0.17	0.27	0.02	approx	0.04	approx	0.50
Diluted earnings per ordinary share—as adjusted	$0.49	$0.71	$0.54	approx	$0.59	approx	$2.33

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending September 30, 2018 (Unaudited)

	Actual
	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	6.4%	(1.0)%	(1.9)%	3.5%
Aquatic Systems	12.3%	(0.5)%	(1.9)%	9.9%
Filtration Solutions	2.3%	(1.4)%	(1.7)%	(0.8)%
Flow Technologies	5.3%	(1.0)%	(2.2)%	2.1%

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ending December 31, 2018 (Unaudited)

Forecast
		Q4 Net Sales Growth				Full Year Net Sales Growth
		Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	approx	4 - 5%	(1) %	(2) %	1 - 2%	4 - 5%	1%	(1) %	4 - 5%
Aquatic Systems	approx	10 - 12%	(1) %	(2) %	7 - 9%	10%	—	(1) %	9%
Filtration Solutions	approx	1 - 2%	(1) %	(1) %	(1) - 0%	1 - 2%	1%	(1) %	1 - 2%
Flow Technologies	approx	2 - 3%	(1) %	(3) %	(2) - (1) %	2 - 3%	1%	(1) %	2 - 3%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$683.3	$754.0	$687.6	$720.8	$2,845.7
Operating income	61.9	129.2	101.8	85.4	378.3
% of net sales	9.1%	17.1%	14.8%	11.8%	13.3%
Adjustments:
Restructuring and other	11.6	5.9	1.4	9.3	28.2
Intangible amortization	8.7	9.3	9.2	9.2	36.4
Tradename and other impairment	—	—	—	15.6	15.6
Corporate allocations	14.6	6.8	7.5	7.8	36.7
Equity income of unconsolidated subsidiaries	0.2	0.4	0.3	0.4	1.3
Segment income	97.0	151.6	120.2	127.7	496.5
Return on sales	14.2%	20.1%	17.5%	17.7%	17.5%
Net income (loss) from continuing operations	12.7	(3.4)	49.0	55.8	114.1
Loss on sale of business	—	—	3.8	0.4	4.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.5	8.5
Loss on early extinguishment of debt	—	101.4	—	—	101.4
Interest expense adjustment	16.5	11.9	6.8	6.5	41.7
Adjustments to operating income	34.9	22.0	18.1	41.9	116.9
Income tax adjustments	(2.5)	(22.5)	11.7	(17.2)	(30.5)
Net income from continuing operations—as adjusted	$61.6	$109.4	$89.4	$95.9	$356.3
Continuing earnings per ordinary share—diluted
Diluted earnings (loss) per ordinary share—as reported	$0.07	$(0.02)	$0.27	$0.30	$0.62
Adjustments	0.26	0.62	0.22	0.22	1.32
Diluted earnings per ordinary share—as adjusted	$0.33	$0.60	$0.49	$0.52	$1.94